Exhibit 10.3

BAKER HUGHES INCORPORATED

EXECUTIVE LOYALTY, CONFIDENTIALITY,

NON-SOLICITATION, AND NON-COMPETITION AGREEMENT

This Executive Loyalty, Confidentiality, Non-Solicitation, and Non-Competition Agreement (“Agreement”) is entered into by and between the undersigned executive (“Executive”) and Baker Hughes Incorporated (the “Company”), which may collectively be referred to in this Agreement as the “Parties.”

WHEREAS, the Company desires to employ Executive in a position of significant trust and confidence with the Company, in which Executive will have additional responsibility and opportunities for additional compensation, advancement, and transfer, and will also necessarily receive, use, and develop new Confidential Information and/or specialized training of the Company; and

WHEREAS, Executive desires to be employed in such a position.

THEREFORE, in addition to all rights and obligations that may exist under any pre-existing nondisclosure, non-competition or non-solicitation agreement between Executive and the Company, and for other good and valuable consideration, the Parties agree as follows:

ARTICLE 1: DUTY OF LOYALTY. Executive will perform the duties of his or her assigned position in accordance with the Company policies and rules of behavior. Executive will remain loyal to the Company at all times, avoid conflicts of interest, and promptly inform the Company of related business opportunities. A substantial portion of Executive’s compensation is provided to buy this loyalty. It shall be a conflict of interest for Executive to, among other things, compete with or prepare to compete with the Company while employed with the Company, or to thereafter compete with the Company in violation of this Agreement. Nothing in this Agreement modifies the rights of Executive and the Company to terminate the at-will employment relationship at any time with or without cause; provided, however, that Executive will use his or her best efforts to provide at least 30 days’ advance notice to the Company before departure and will take requested steps to help the Company retain its business and maintain the secrecy of its Confidential Information after Executive’s departure from the Company.

ARTICLE 2: COMPANY PROPERTY; CONFIDENTIAL INFORMATION AND SPECIALIZED TRAINING; POST-EMPLOYMENT OBLIGATIONS.

2.1 COMPANY PROPERTY. All written materials, records, data, and other documents prepared or obtained by Executive in the course of Executive’s employment by the Company (whether during business hours and whether on the Company’s premises or otherwise) are the Company’s property. All information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, researched, developed, or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on the Company’s premises or otherwise) which relate to the Company business, products, or services are the Company’s sole and exclusive property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, research and development, improvements, discoveries, and inventions are the Company property. At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data, or other the Company property to the Company and shall not retain, copy, or distribute any such information to any third person.

2.2 CONFIDENTIAL INFORMATION, SPECIALIZED TRAINING, NON-DISCLOSURE. Executive acknowledges that the oilfield services business of the Company and its divisions is highly competitive. Executive will be employed in a position of significant trust and confidence, in which Executive will have additional responsibility and opportunities. To perform these responsibilities, the Company will provide Executive with access to Confidential Information relating to the business of the Company and its divisions to which Executive was not given access prior to the Effective Date. In addition, Executive will be responsible for developing and protecting new Confidential Information. The Company may also provide to Executive specialized training. “Confidential Information” means and includes the Company’s confidential and/or proprietary information and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information and strategies discussed in Plan Meetings, human resources information such as salary and budget information, performance ratings and headcount numbers, information about under performing districts or contracts, and cost structures as well as, information regarding customers, employees, vendors, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement plans and procedures, and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company’s relationship with that customer); pricing strategies and price curves; plans and strategies for divestitures, mergers, expansion or acquisitions; budgets; customer lists; research and development projects and results; financial and sales data; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; service strategies, prospective customers’ names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. Executive acknowledges that this Confidential Information constitutes a valuable, special, and unique asset used by the Company and its divisions in their business to obtain a competitive advantage over their competitors who do not have access to such Confidential Information. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company and its divisions in maintaining their competitive position. Executive also will have access to, or knowledge of, Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources and the like, of the Company and its divisions. Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information or specialized training of the Company or its divisions, or make any use thereof except in the carrying out of the Executive’s employment responsibilities hereunder. Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information. Executive shall not store electronic data of the Company, including but not limited to Confidential Information, on any electronic storage device that is not owned by the Company without prior written consent of the Company. If Executive does store electronic data on an electronic storage device that is not owned by the Company, with or without consent of the Company, in addition to all other available remedies, Executive hereby agrees to surrender within three (3) business days following demand by the Company any and all such electronic storage devices to the Company for inspection, data retrieval, and data removal.

2.3 NON-COMPETITION. Ancillary to Executive’s agreement not to disclose Confidential Information and the content of any specialized training, to protect the Confidential Information described above, and in consideration for Executive’s receiving access to Confidential Information, specialized training, and any other appropriate consideration, the Company and Executive agree to the following non-competition provision. During the Restricted Period, Executive shall not directly or indirectly render Restricted Services in the Restricted Region to a Competitor of the Company or its Divisions. The term “Restricted Period” shall mean that period of twelve (12) months following the termination of Executive’s employment with the Company for any reason. The term “Restricted Region” shall mean the territory(ies) or geographic area(s) for which Executive was responsible according to the duties and responsibilities assigned by the Company during any portion of the twelve (12) month period immediately prior to the date of Executive’s termination. Additionally, if Executive’s position is in the nature of research, development, or manufacturing of the Company’s products, the Restricted Region shall include those territory(ies) or geographic area(s) in which the Company’s products or services are sold or offered for sale. The term “Restricted Services” shall mean (1) services substantially similar to any job, task, function, or responsibility that Executive performed for the Company in the preceding 12-month period, (2) services substantially similar to any job task, function or responsibility that Executive supervised for the Company in the preceding 12-month period, and (3) any job, task, function, or responsibility in which Executive’s knowledge of the Company’s Confidential Information, trade secrets or specialized training would provide a competitive advantage if used or disclosed in the performance of Executive’s duties. The term “Competitor of the Company” shall mean any person or entity that provides or is preparing to provide products or services that compete with the products or services of the Company in the aspects of the business of drilling, formation evaluation, completion, or production in which the Company is then doing business, has plans to engage in business in the future, or has engaged in business in the preceding 12-month period. Executive understands that the foregoing restrictions may limit Executive’s ability to engage in certain businesses in the geographic region and during the period provided for above, but acknowledges that these restrictions are necessary to protect the Confidential Information the Company has provided to Executive. Executive agrees that this provision defining the scope of activities constituting prohibited competition with the Company is narrow and reasonable for the following reasons: (1) Executive is free to seek employment with other companies that provide products and services that do not directly or indirectly compete with any business of the Company; (2) Executive is free to seek employment with other companies in the oilfield services industry that do not directly or indirectly compete with any business of the Company; and (3) there are many other companies in the oilfield services industry that do not directly or indirectly compete with any business of the Company. Thus, this restriction on Executive’s ability to compete does not prevent Executive from using and offering the skills that Executive possessed prior to receiving Confidential Information, specialized training, and knowledge from the Company.

2.4 NON-SOLICITATION OF CUSTOMERS. For a period of eighteen (18) months following the termination of employment for any reason, Executive will not call on, service, solicit, or accept competing business from customers of the Company or its divisions with whom Executive, within the previous eighteen (18) months, (i) had or made contact, or (ii) had access to information and files regarding. These restrictions are limited by geography to the specific places, addresses, or locations where a customer is present and available for soliciting or servicing.

2.5 NON-SOLICITATION OF EMPLOYEES. During Executive’s employment, and for a period of twenty four (24) months following the termination of employment for any reason, Executive will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of the Company or its divisions to terminate his or her employment with the Company, and will not assist any other person or entity in such a solicitation.

2.6. MAXIMUM PROTECTION. Nothing in this Agreement is intended to reduce the Company’s protections or Executive’s obligations under (1) any pre-existing agreement between Executive and the Company, (2) the common law, or (3) any applicable state or federal statute. In the event that Executive and the Company have any pre-existing enforceable agreements that provide greater protection for the Company by having more restrictive terms relating to nondisclosure, non-competition, non-solicitation of customers, or non-solicitation of employees, Executive agrees that, in addition to the provisions contained in this Agreement, s/he shall continue to comply with and be bound by those pre-existing terms, if any, which are hereby incorporated by reference.

ARTICLE 3: MISCELLANEOUS.

3.1 SEVERABILITY, WAIVER, CHOICE OF LAW, AND VENUE. Executive will advise any future employer of the foregoing restrictions before accepting new employment. If any provision contained in this Agreement is determined to be void, illegal, or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal, or unenforceable had not been contained herein, subject to the rights of reformation provided for by applicable law. The waiver by any party hereto of a breach of any provision of this Agreement, or selective enforcement as to others, shall not operate or be construed as a waiver of any subsequent breach by any party. The laws of the State of Texas shall govern this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto, without regard to Texas choice of law rules. The Parties agree that Houston, Texas, shall be the exclusive place of proper venue for any legal proceeding involving a claim arising from this Agreement, and Executive consents to the personal jurisdiction of the courts in Harris County, Texas, over him or her.

3.2 SURVIVAL, ASSIGNMENT, AND MODIFICATION. This Agreement shall inure to the benefit of the Company and its successors, assigns, parents, subsidiaries, divisions, and affiliates, without need for any further action by the Company, and may be enforced by any one or more of same. Executive expressly agrees to the assignment of this Agreement in accordance with the foregoing. As a result, Executive will continue to be bound by the terms of this Agreement regardless of any promotions, demotions, or transfers that Executive may receive in the future. Otherwise, Executive’s services under this Agreement are personal in nature and cannot be assigned without the Company’s consent. This Agreement may not be modified, altered, or amended except by written agreement signed by Executive and the Company or as ordered by a court of competent jurisdiction.

3.3 WARRANTY AND INDEMNIFICATION. Executive warrants that Executive is not a party to any other restrictive agreement limiting Executive’s activities for the Company. Executive further warrants that at the time of the signing of this Agreement, Executive knows of no written or oral contract or of any other impediment that would inhibit or prohibit employment with the Company and that Executive will not knowingly use any trade secret, confidential information, or other intellectual property right of any other party in the performance of Executive’s duties hereunder. Executive shall hold the Company harmless from any and all suits and claims arising out of any breach of such restrictive agreement or contracts.

3.4 CERTIFICATION. During the Restricted Period, within five (5) days of any written or oral request by the Company, Executive must certify in writing that he or she has at all times fully complied with Executive’s obligations under the terms of this Agreement. If Executive fails or refuses to do so, a court may presume that Executive is in breach of the terms of this Agreement.

3.5 REMEDIES. Each restriction set forth in Article 2 hereof shall survive the termination of Executive’s employment with the Company. Executive and the Company agree that in the event of a breach or threatened breach by Executive of any provision of Article 2 of this Agreement, the Company will not have an adequate remedy at law. In the event of breach or threatened breach by Executive of any provision of Article 2 hereof, the Company shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, and/or permanent injunction, (ii) recovery of the attorney’s fees and costs incurred by the Company in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach. Injunctive relief shall not be the exclusive relief and may be in addition to any other relief to which the Company would otherwise be entitled. One Thousand Dollars ($1,000.00) is the agreed amount for the bond to be posted if an injunction is sought by the Company. The availability to obtain injunctive relieve will not prevent the Company from pursuing any other equitable or legal relief, including the recovery of damages from such breach or threatened breach. The existence of any cause of action by Executive against the Company shall not constitute a defense to enforcement of the restrictions on Executive created by this Agreement. If Executive fails to comply with a timed restriction in Article 2 of this Agreement, the time period for that will be extended by one (1) day for each day Executive is found to have violated the restriction, up to a maximum of the original number of restrictive months. If any court should find any of the restrictions on Executive in this Agreement unenforceable as written, it shall reform same to make it enforceable to protect the Company’s interests to the maximum extent legally allowed.

AGREED and effective as of                    (“Effective Date”).

EXECUTIVE:	BAKER HUGHES INCORPORATED

By: